EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-46341 of US LEC Corp. of our report dated February 4, 1998 appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the headings "Summary Historical Consolidated Financial and Operating Data," "Selected Historical Consolidated Financial and Operating Data" and "Experts" in such Prospectus.






  DELOITTE & TOUCHE LLP

Charlotte, North Carolina

April 22, 1998